UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2011 (November 23, 2011)

CEELOX INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-53597	26-1319217
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10801 Mastin, Suite 920, Bldg # 8
Overland Park, Kansas 66210
(Address of principal executive offices, Zip code)

(813) 769-0918
(Registrant’s telephone number, including area code)

13976 Lynmar Blvd.
Tampa, FL 33626
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Ceelox, Inc., a Nevada corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information based upon the beliefs of, and currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions and variations thereof as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements contained in the Registrant’s Filings are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements contained herein to conform these statements to actual results.

Item 1.02                      Termination of a Material Definitive Agreement.

On November 23, 2011, the Company entered into a share exchange agreement (“Agreement”) with P2P Cash, Inc. (“P2P”) for the purchase of all of the outstanding capital stock of P2P Ceelox, Inc. (“P2P Acquisition Corp.”).  P2P Acquisition Corp. has a license from P2P, for the use of P2P’s patents, source code and the non-exclusive right to the business model of its Trusted Agent Network.  As consideration for the acquisition, the Company will issue to P2P a number of shares of its common stock equal to sixty percent of the issued and outstanding shares of the Company’s common stock after the issuance to P2P.   The number of shares to be issued to P2P will be determined at the time of the Closing.  The completion of the acquisition is contingent upon the Company raising a minimum of $500,000 in debt, equity or a combination thereof.

    In connection with the acquisition of P2P Acquisition Corp., CIP, LLC (“CIP”) has agreed to convert all of the debt owed to it by the Company, except for advances made by CIP to the Company since July 2011, into shares of the Company’s common stock.  Additionally, in connection with the acquisition of P2P Acquisition Corp. within ten (10) days of the date of the Agreement, the Company shall have entered into a license agreement with CIP (“CIP License Agreement”) whereby CIP shall grant to the Company a license with respect to ID Online, which includes all intellectual property disclosing or encompassing ID Online, including the “ID ONLINE” trademark, existing software code, and product documentation.

    The Agreement can be terminated by either party after 150 days from November 23, 2011, or by mutual written consent of the parties.

    For a full description of the terms of the Agreement please see Exhibit 99.1 attached hereto.

Item 9.01                     Financial Statements and Exhibits.

(a)	Exhibits.

Exhibits	Document Description

99.1	Share Exchange Agreement dated November 23, 2011 by and between Ceelox, Inc. and P2P Cash, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEELOX, INC.

Date: November 30, 2011	By:	/s/ MARK GRANNELL
	Name:	Mark Grannell
	Title:	Chief Executive Officer